Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS SECOND QUARTER 2018 RESULTS

Net Earnings of $0.25 per Diluted Share

FFO, as adjusted, of $0.63 per Diluted Share

Consolidated Operating Occupancy of 96.9 Percent

Rent Growth of 32.0 Percent on a Straight-Line Basis and 10.5 Percent on a Cash Basis

Quarterly Same-Store Portfolio NOI Growth of 5.1 Percent on a Cash Basis and
3.9 Percent on a Straight-Line Basis

Executed 1.1 Million Square Feet of Development Leases Bringing the Development
Pipeline to 20.4 Percent Leased

DENVER, August 2, 2018, - DCT Industrial Trust® (NYSE: DCT), a leading real estate company, today announced financial results for the quarter ending June 30, 2018.

“In anticipation of the upcoming shareholder vote on DCT’s proposed merger with Prologis, I want to acknowledge the dedication of our talented employees, whose hard work and perseverance led to DCT’s sector-leading results over the past decade,” said Phil Hawkins, President and CEO of DCT Industrial. “I also want to thank the investors and analysts who recognized the value of our strategy, organization and portfolio. We are proud of all we have accomplished at DCT and appreciate your support.”

Net income attributable to common stockholders (“Net Earnings”) for Q2 2018 was $0.25 per diluted share compared with $0.45 per diluted share reported for Q2 2017 a 44.4 percent decrease.

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q2 2018 was $0.63 per diluted share, compared with $0.60 per diluted share for Q2 2017, a 5.0 percent increase. These results exclude $5.5 million of merger transaction costs for the quarter ending June 30, 2018, and an impairment loss on land of $0.9 million for the quarter ending June 30, 2017.

Property Results and Leasing Activity
As of June 30, 2018, DCT Industrial owned 388 consolidated operating properties, totaling 63.5 million square feet, with occupancy of 96.9 percent, a decrease of 80 basis points from Q1 2018 and a decrease of 60 basis points over Q2 2017. Additionally, approximately 276,000 square feet or 0.4 percent of DCT Industrial’s total consolidated operating portfolio was leased but not occupied as of June 30, 2018, which does not take into consideration 448,000 square feet of leased space in developments under construction or in pre-development. During Q2 2018, the impact of acquisitions, dispositions and placing developments and redevelopments into operations decreased consolidated operating occupancy by 10 basis points, compared to Q1 2018.

In Q2 2018, the Company signed leases totaling 3.1 million square feet with rental rates increasing 32.0 percent on a straight-line basis and 10.5 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 28.3 percent on a straight-line basis and 10.2 percent on a cash basis. The Company’s tenant retention rate was 74.0 percent in Q2 2018.

Net operating income (“NOI”) was $83.5 million in Q2 2018, compared with $79.5 million in Q2 2017. NOI was $165.9 million for the first six months of 2018, compared with $158.7 million for the first six months of 2017.

Comparing Q2 2018 to Q2 2017, NOI from the Quarterly Same-Store Portfolio increased 5.1 percent on a cash basis and 3.9 percent on a straight-line basis. NOI from the Annual Same-Store Portfolio for Q2 2018 increased 4.9 percent on a cash basis and 3.8 percent on a straight-line basis when compared to Q2 2017. Additionally, NOI from the Annual Same-Store Portfolio for the first six months of 2018 increased 5.7 percent on a cash basis and 3.3 percent on a straight-line basis when compared to the first six months 2017. All same-store NOI amounts exclude revenue from lease terminations.

Quarterly Same-Store Portfolio occupancy averaged 97.6 percent in Q2 2018, an increase of 40 points compared with Q2 2017. Quarterly Same-Store Portfolio occupancy as of June 30, 2018 was 97.4 percent.

For definitions of Financial Measures see page 9 of this release and page 22 in DCT Industrial’s Second Quarter 2018 Supplemental Reporting Package.

Investment Activity
Acquisitions
Since DCT Industrial’s Q1 2018 Earnings Release, the Company acquired two buildings totaling 184,000 square feet for $27.0 million. The buildings were 64.0 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 2.9 percent and a weighted-average stabilized cash yield of 4.8 percent on the acquired assets.

The table below summarizes acquisitions since the Company's Q1 2018 Earnings Release:

Market	Submarket	Square Feet	Occupancy	Closed
Seattle	Sumner	118,000	100.0%	May-18
Denver	Northeast	66,000	0.0%	May-18
Total/Weighted Average		184,000	64.0%

Development
Since the Company’s Q1 2018 Earnings Release, DCT Industrial executed 1.1 million square feet of development leases bringing the development pipeline to 20.4 percent leased. The Company also commenced construction on 2.2 million square feet with a projected investment of $168.9 million and purchased 103.0 acres for the future development of 1.3 million square feet.

Highlights since DCT Industrial’s Q1 2018 Earnings Release:
In Q2 2018:

•	Executed a full-building lease for DCT Rockline Commerce Center Building I, a 112,000 square foot development in the Lehigh Valley submarket of Pennsylvania.

•
Executed a 466,000 square foot pre-lease for the expansion of SCLA Building 3 located in the Victorville submarket of Southern California. This will bring the 584,000 square foot building to 1.1 million square feet upon completion. The Company commenced construction on the expansion in July with shell construction scheduled to be complete in Q2 2019.

•	Commenced construction on DCT Pinnacle Industrial Center, a 407,000 square foot building in the I-55 submarket of Chicago. Shell construction is scheduled to be complete in Q4 2018.

•
Acquired 84.0 acres in the Central New Jersey submarket to develop DCT Northline, a two-building project totaling 1.1 million square feet. Additionally, in Q2 the Company commenced construction on DCT Northline Building I, a 913,000 square foot facility. Shell construction is scheduled to be complete in Q2 2019.

•
Acquired 8.2 acres and commenced construction on DCT Conewago Commerce Center, a 100,000 square foot pre-leased build-to-suit located in the Central Pennsylvania submarket. Shell construction is scheduled to be complete in Q4 2018.

•	Acquired 10.8 acres in the Northwest submarket of Cincinnati to develop DCT Enterprise Drive, a 157,000 square foot facility.

Since June 30, 2018:

•	Executed a 339,000 square foot pre-lease for Blair Logistics Center Building A, bringing the 543,000 square foot building located in the Fife/Tacoma submarket of Seattle to 62.3 percent pre-leased.

•	Executed a 76,000 square foot lease in DCT Stockyards Industrial Center, bringing the 167,000 square foot building located in the City South submarket of Chicago to 83.7 percent leased.

•	Executed an 80,000 square foot lease for DCT Greenwood, bringing the 140,000 square foot building located in the I-55 submarket of Chicago to 56.7 percent leased.

•
Commenced construction on DCT Fontana West Logistics Center, a 207,000 square building in the Inland Empire West submarket of Southern California. Shell construction is scheduled to be complete in Q2 2019.

•
Commenced construction on DCT Jurupa Logistics Center II, a 103,000 square building in the Inland Empire West submarket of Southern California. Shell construction is scheduled to be complete in Q1 2019.

Dispositions
Since DCT Industrial’s Q1 2018 Earnings Release, the Company sold eight buildings totaling 588,000 square feet. These transactions generated total gross proceeds of $22.4 million and have an expected year-one weighted-average cash yield of 7.3 percent.

The table below summarizes dispositions since the Company's Q1 2018 Earnings Release:

Market	Submarket	Square Feet	Occupancy	Closed
Chicago (2 buildings)	Central Kane/DuPage	282,000	98.3%	June-18
Chicago	Southwest Suburbs	205,000	100.0%	June-18
Cincinnati (5 buildings)	Northern Kentucky	101,000	100.0%	June-18
Total/Weighted Average		588,000	99.0%

Guidance and Shareholder Meeting
In light of DCT Industrial’s proposed merger announced in April 2018, the Company will no longer provide guidance nor is it affirming past guidance.

In accordance with that certain Proxy Statement/Prospectus filed on July 11, 2018 (the “Proxy”), a Special Meeting of the stockholders of DCT Industrial Trust Inc. will be held on August 20, 2018. Additional details can be found in the Proxy.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request to investorrelations@dctindustrial.com. Interested parties may also obtain additional information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®
DCT Industrial is a leading logistics real estate company specializing in the ownership, development, acquisition, leasing and management of bulk-distribution and light-industrial properties in high-demand distribution markets in the United States. DCT’s actively-managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of June 30, 2018, the Company owned interests in approximately 74.0 million square feet of properties leased to approximately

830 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB from S&P Global Ratings. Additional information is available at www.dctindustrial.com.

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CONTACT:
Melissa Sachs
DCT Industrial Trust
303-597-2400
investorrelations@dctindustrial.com
###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share information)

	June 30, 2018	December 31, 2017
ASSETS	(unaudited)
Land	$1,216,121	$1,162,908
Buildings and improvements	3,385,873	3,284,976
Intangible lease assets	57,869	65,919
Construction in progress	173,139	149,994
Total investment in properties	4,833,002	4,663,797
Less accumulated depreciation and amortization	(961,173)	(919,186)
Net investment in properties	3,871,829	3,744,611
Investments in and advances to unconsolidated joint ventures	73,031	72,231
Net investment in real estate	3,944,860	3,816,842
Cash and cash equivalents	19,843	10,522
Restricted cash	15,813	14,768
Straight-line rent and other receivables, net of allowance for doubtful accounts of $230 and $425, respectively	82,726	80,119
Other assets, net	19,904	25,740
Assets held for sale	—	62,681
Total assets	$4,083,146	$4,010,672

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$106,714	$115,150
Distributions payable	35,184	35,070
Tenant prepaids and security deposits	36,654	34,946
Other liabilities	36,669	34,172
Intangible lease liabilities, net	16,985	18,482
Line of credit	324,000	234,000
Senior unsecured notes	1,287,426	1,328,225
Mortgage notes	163,330	160,129
Liabilities related to assets held for sale	—	1,035
Total liabilities	2,006,962	1,961,209

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 94,113,116 and 93,707,264 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	941	937
Additional paid-in capital	3,000,086	2,985,122
Distributions in excess of earnings	(1,015,254)	(1,022,605)
Accumulated other comprehensive loss	(5,036)	(11,893)
Total stockholders’ equity	1,980,737	1,951,561
Noncontrolling interests	95,447	97,902
Total equity	2,076,184	2,049,463
Total liabilities and equity	$4,083,146	$4,010,672

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES:
Rental revenues	$109,781	$104,217	$219,204	$209,641
Institutional capital management and other fees	288	304	672	776
Total revenues	110,069	104,521	219,876	210,417

OPERATING EXPENSES:
Rental expenses	9,246	9,226	19,485	18,688
Real estate taxes	17,061	15,529	33,785	32,295
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
General and administrative	12,824	7,821	20,288	15,013
Casualty loss (gain)	240	—	245	(270)
Total operating expenses	81,267	74,023	156,931	148,778
Operating income	28,802	30,498	62,945	61,639

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,089	2,737	2,166	4,253
Gain on dispositions of real estate interests	11,784	28,076	43,974	28,102
Interest expense	(16,133)	(16,805)	(32,183)	(33,560)
Other expense	(114)	(7)	(80)	(12)
Impairment loss on land	—	(938)	(371)	(938)
Income tax benefit expense and other taxes	(140)	(69)	(221)	(203)
Consolidated net income of DCT Industrial Trust Inc.	25,288	43,492	76,230	59,281
Net income attributable to noncontrolling interests	(1,172)	(1,858)	(3,291)	(2,688)
Net income attributable to common stockholders	24,116	41,634	72,939	56,593
Distributed and undistributed earnings allocated to participating securities	(191)	(162)	(408)	(323)
Adjusted net income attributable to common stockholders	$23,925	$41,472	$72,531	$56,270

NET EARNINGS PER COMMON SHARE:
Basic	$0.25	$0.45	$0.77	$0.61
Diluted	$0.25	$0.45	$0.77	$0.61

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	94,101	92,307	93,956	92,030
Diluted	94,124	92,429	93,981	92,156

Distributions declared per common share	$0.36	$0.31	$0.72	$0.62

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations
(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$24,116	$41,634	$72,939	$56,593
Adjustments:
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
Equity in earnings of unconsolidated joint ventures, net	(1,089)	(2,737)	(2,166)	(4,253)
Equity in FFO of unconsolidated joint ventures(1)	2,718	3,394	5,469	6,632
Gain on dispositions of real estate interests	(11,784)	(28,076)	(43,974)	(28,102)
Loss on dispositions of non-depreciable real estate	—	—	(3)	—
Noncontrolling interest in the above adjustments	(1,237)	(664)	(1,780)	(2,499)
FFO attributable to unitholders	1,860	2,095	3,951	4,349
FFO attributable to common stockholders and unitholders – basic and diluted(2)	56,480	57,093	117,564	115,772
Adjustments:
Impairment loss on land	—	938	371	938
Acquisition costs	—	—	—	13
Merger transaction costs	5,462	—	5,462	—
Hedge ineffectiveness (non-cash)(3)	—	(24)	—	6
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$61,942	$58,007	$123,397	$116,729

FFO per common share and unit – basic	$0.58	$0.59	$1.20	$1.20
FFO per common share and unit – diluted	$0.58	$0.59	$1.20	$1.20

FFO, as adjusted, per common share and unit – basic	$0.63	$0.60	$1.26	$1.21
FFO, as adjusted, per common share and unit – diluted	$0.63	$0.60	$1.26	$1.21

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	94,101	92,307	93,956	92,030
Participating securities	530	520	520	494
Units	3,210	3,520	3,267	3,592
FFO weighted average common shares, participating securities and units outstanding – basic	97,841	96,347	97,743	96,116
Dilutive common stock equivalents	23	122	25	126
FFO weighted average common shares, participating securities and units outstanding – diluted	97,864	96,469	97,768	96,242

(1)
Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See DCT Industrial's second quarter 2018 supplemental reporting package for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (Nareit).

(3)
Effective as of January 1, 2017 and adopted in the third quarter of 2017, the Company no longer separately records hedge ineffectiveness per the adoption of the Derivatives and Hedging accounting standard update (“ASU”) 2017-12.

For information related to our Fixed Charge Coverage Ratio please see our Second Quarter 2018 Supplemental

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three and six months ended June 30, 2018 and 2017 (unaudited, in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$24,116	$41,634	$72,939	$56,593
Net income attributable to noncontrolling interests	1,172	1,858	3,291	2,688
Income tax expense and other taxes	140	69	221	203
Impairment loss on land	—	938	371	938
Other expense	114	7	80	12
Interest expense	16,133	16,805	32,183	33,560
Equity in earnings of unconsolidated joint ventures, net	(1,089)	(2,737)	(2,166)	(4,253)
General and administrative expense	12,824	7,821	20,288	15,013
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
Gain on dispositions of real estate interests	(11,784)	(28,076)	(43,974)	(28,102)
Casualty loss (gain)	240	—	245	(270)
Institutional capital management and other fees	(288)	(304)	(672)	(776)
Total NOI	$83,474	$79,462	$165,934	$158,658

Quarterly Same-Store Portfolio NOI:
Total NOI	$83,474	$79,462
Less NOI – non-same-store properties	(6,792)	(5,654)
Less revenue from lease terminations	(385)	(435)
Add early termination straight-line rent adjustment	38	117
NOI, excluding revenue from lease terminations	76,335	73,490
Less straight-line rents, net of related bad debt expense	82	(620)
Less amortization of above/(below) market rents	(551)	(692)
Cash NOI, excluding revenue from lease terminations	$75,866	$72,178

Annual Same-Store Portfolio NOI:
Total NOI	$83,474	$79,462	$165,934	$158,658
Less NOI – non-same-store properties	(7,119)	(5,942)	(13,771)	(11,094)
Less revenue from lease terminations	(385)	(435)	(648)	(937)
Add early termination straight-line rent adjustment	39	117	87	134
NOI, excluding revenue from lease terminations	76,009	73,202	151,602	146,761
Less straight-line rents, net of related bad debt expense	95	(485)	(482)	(3,451)
Less amortization of above/(below) market rents	(542)	(683)	(1,097)	(1,428)
Cash NOI, excluding revenue from lease terminations	$75,562	$72,034	$150,023	$141,882

Financial Measures
Terms not otherwise defined below are as defined in our First Quarter 2018 Supplemental Reporting Package.

NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

We calculate Cash NOI as NOI excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

The Quarterly Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before January 1, 2017 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2017. Once a property is included in the Quarterly Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI and Cash NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

The Annual Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before January 1, 2017 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2017. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Annual Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.

NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.

FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:

•	Add real estate-related depreciation and amortization;

•	Subtract gains from dispositions of real estate held for investment purposes;

•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and

•	Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.

Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.